EXHIBIT 23.1

                                                    Consent of Ernst & Young LLP

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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-00000 and Post Effective Amendment No. 1 to Registration Statement No. 33-28010) and the related Prospectus of Knight-Ridder, Inc. for the registration of $500,000,000 of debt securities and to the incorporation by reference therein of our reports (a) dated January 29, 1997, with respect to the consolidated financial statements and schedule of Knight-Ridder, Inc. included or incorporated by reference in its Annual Report (Form 10-K) for the year ended December 29, 1996, (b) dated June 30, 1997 with respect to the combined financial statements of ABC Media, Inc. as of December 29, 1996 and the one month period ended January 28, 1996 and the eleven month period ended December 29, 1996 as well as, each of the years in the two year period ended December 31, 1995 included or incorporated by reference in Knight-Ridder, Inc.'s Current Report on Form 8-K/A#1 dated May 9, 1997, and (c) dated October 8, 1997 with respect to the consolidated financial statements of Knight-Ridder, Inc. for the years ended December 29, 1996, December 31, 1995, and December 25, 1994 included or incorporated by reference in its Current Report on Form 8-K dated October 8, 1997, all filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP
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  Ernst & Young LLP



Miami, Florida
October 8, 1997